Exhibit 10.1

FORM OF PATENT AND TRADEMARK ASSIGNMENT

This PATENT AND TRADEMARK ASSIGNMENT AGREEMENT (the “Assignment”), dated as of May 8, 2023 (the “Effective Date”), is made by and between C-Bond Systems LLC, a Texas limited liability company, which is a subsidiary of C-Bond Systems, Inc., a Colorado corporation (“Parent”), with offices located at 6035 South Loop East Houston, TX 77033 (“ASSIGNOR”), in favor of Apex Protect GPS, LLC, a limited liability company organized pursuant to the laws of the State of Texas, (“BUYER” or “ASSIGNEE”), a , a limited liability company organized pursuant to the laws of the State of Texas, located at 5802 N. Navarro, Victoria, TX 77904, the purchaser of certain assets of Parent pursuant to that certain Asset Purchase Agreement between Buyer and Parent, dated as the Effective Date above (the “Asset Purchase Agreement”). ASSIGNOR and Buyer/Assignee are referred to herein collectively as the “Parties.”

WHEREAS, ASSIGNOR owns all right, title, and interest in and has the right to assign to Buyer the registered Trademark and the U.S. Patent, as set forth below in Schedule A and Schedule B, respectively;

WHEREAS, under the terms of the Asset Purchase Agreement executed concurrently herewith this Assignment, ASSIGNOR conveyed, transferred, and assigned to Buyer, among other assets, the Trademark and the Patent, and ASSIGNOR agreed to execute and deliver this Assignment, for recording with governmental authorities including, but not limited to, the U.S. Patent and Trademark Office;

WHEREAS, ASSIGNOR desires to assign to ASSIGNEE, and memorialize such by way of this Assignment, its entire right, title, and interest in and to the Trademark and in and to any renewals or registrations that may be granted thereon, all together with the goodwill associated therewith to continue a business substantially similar to the business associated with the Trademark;

WHEREAS, ASSIGNEE is desirous of acquiring the entire right, title, and interest in and to the Trademark and in and to any renewals or registrations that may be filed and granted thereon, all together with the goodwill of the business connected therewith to continue a business substantially similar to the business formerly associated with the Trademark;

WHEREAS, ASSIGNOR desires to assign to ASSIGNEE, and memorialize such by way of this Assignment, its entire right, title, and interest in and to the Patent and in and to all reissues, divisions, continuations, continuations-in-part, and extensions of the Patent; and

WHEREAS, ASSIGNEE is desirous of acquiring the entire right, title, and interest in and to the Patent and in and to all reissues, divisions, continuations, continuations-in-part and extensions of the Patent;

NOW THEREFORE, for the mutual premises and covenants herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, ASSIGNOR and ASSIGNEE hereby agree as follows:

1. ASSIGNOR represents a) that it is the owner of the Patent and Trademark (as defined below) and that it has not assigned, conveyed, transferred or granted to any third party any interest in, or otherwise encumbered in any manner, the Patent or Trademark; and b) that, to the best of its knowledge, no third party owns, is entitled to, or has claimed any right or interest in the Patent or Trademark that would preclude, conflict with or encumber this Assignment;

2. ASSIGNOR, as of the Effective Date, hereby irrevocably sells, assigns, conveys, delivers, transfers, and sets over to ASSIGNEE all of its rights, title, and interest to Assignee in:

a) (i) the trademark registration listed on Schedule A to this Assignment (referred to as the “Trademark”), together with the goodwill of the business connected with the use of and symbolized by the Trademark; (ii) all applications to register the Trademark and all renewals of the registrations; and (iii) the right to sue and recover for, and the right to profits or damages due or accrued arising out of or in connection with, any and all past, present, and future infringements or dilution of, damage or injury to, the Trademark all for Assignee’s use and enjoyment and for the use and enjoyment of Assignee’s successors, assigns, or other legal representatives, as fully and entirely as the same would have been held and enjoyed by ASSIGNOR if this Assignment had not been made, together with all income, royalties, or payments due or payable as of the Effective Date or thereafter; and

b) (i) the patent listed on Schedule B to this Assignment (the “Patent”); (ii) all reissues, divisions, continuations, continuations-in-part and extensions of the Patents; and (iii) the right to sue and recover for, and the right to profits or damages due or accrued arising out of or in connection with, any and all past, present, and future infringements, damage or injury to, the Patents all for Assignee’s use and enjoyment and for the use and enjoyment of Assignee’s successors, assigns, or other legal representatives, as fully and entirely as the same would have been held and enjoyed by ASSIGNOR if this Assignment had not been made, together with all income, royalties, or payments due or payable as of the Effective Date or thereafter.

3. ASSIGNOR agrees, at the request of ASSIGNEE and at ASSIGNEE’s expense, to execute and deliver any further documents and legal instruments as may be necessary, and do all other things reasonably necessary to perfect in ASSIGNEE, its assigns, successors, and legal representatives, all right, title, and interest in and to the Patent and Trademark, throughout the world, including without limitation, executing and delivering any and all powers of attorney, applications, assignments, declarations, and affidavits.

4. Each party acknowledges that this Assignment is a legal, valid, and binding obligation of the ASSIGNOR and that ASSIGNOR has full power and authority to enter into and perform its obligations under this Agreement in accordance with its terms.

5. Recordation and Further Actions. ASSIGNOR authorizes the Commissioner for Patents and Commissioner for Trademarks and any other governmental officials to record and register this Assignment upon request by Buyer. ASSIGNOR shall take such steps and actions following the date hereof, including the execution of any documents, files, registrations, or other similar items, to ensure that the assigned Trademark and Patent are properly assigned to Buyer, or any assignee or successor thereto.

6. Terms of the Asset Purchase Agreement. The terms of the Asset Purchase Agreement, including, but not limited to, the representations, warranties, covenants, agreements, and indemnities relating to the assigned Trademark and assigned Patent are incorporated herein by this reference, including, for avoidance of doubt, all of the sections of Article V of the Asset Purchase Agreement, which are expressly and fully incorporated by reference into and integrated with this Assignment. The Parties hereto acknowledge and agree that the representations, warranties, covenants, agreements, and indemnities contained in the Asset Purchase Agreement shall not be superseded hereby but shall remain in full force and effect to the full extent provided therein, except as clarified by the immediately following sentence. For further avoidance of doubt, Buyer shall indemnify, defend, and hold each Seller Indemnified Party, as that term is defined in the Asset Purchase Agreement, harmless from and against any claim, expense, harm, judgment or Loss (as that term is defined in the Asset Purchase Agreement) suffered by a Seller Indemnified Party arising from or related to Buyer’s use of the term “C-BOND” in connection with Buyer’s ownership or use of the Trademark. Except as clarified in the immediately preceding sentence, in the event of any conflict or inconsistency between the terms of the Asset Purchase Agreement and the terms hereof, the terms of the Asset Purchase Agreement shall govern.

7. Counterparts. This Assignment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Assignment delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Patent Assignment.

8. Successors and Assigns. This Assignment shall be binding upon and shall inure to the benefit of Assignee and its respective successors and assigns.

9. Governing Law. This Assignment and any claim, controversy, dispute, or cause of action (whether in contract, tort or otherwise) based upon, arising out of or relating to this Assignment and the transactions contemplated hereby shall be governed by, and construed in accordance with, the laws of the United States and the State of Texas, as applied to agreements signed in and wholly performed in the State of Texas.

***Signature Page follows on next page***

IN WITNESS WHEREOF, the Parties have executed and delivered this Assignment to be effective as of the Effective Date above.

C-Bond Systems LLC (as ASSIGNOR)

By:
Name:
Title:

Apex Protect GPS, LLC (as ASSIGNEE)

By:
Name:
Title:

***Schedules A and B follow on the next page****

[Signature page to Exhibit C – Patent and Trademark Assignment]

SCHEDULE A

TRADEMARK

Mark	Appl. No.	Reg. No.	Filing Date	Reg. Date
	87/758889	5667458	Jan 17, 2018	Jan 29, 2019

SCHEDULE B

PATENT

Title	Filing Date	Issue Date	Application Number	Patent Number
Multipurpose Solution for Strengthening and Surface Modification of Glass Substrates	Apr 5, 2019	Oct 26, 2021	16/376,944	11,155,491 B2

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